CODE OF ETHICS

                          KEELEY ASSET MANAGEMENT CORP.
                             KEELEY INVESTMENT CORP.
                        KEELEY SMALL CAP VALUE FUND, INC.
                                KEELEY FUNDS INC.

I.    PREFACE

Rule 17j-1 under the Investment Company Act of 1940 requires registered investment companies and their investment advisers and principal underwriters to adopt codes of ethics and certain other requirements to prevent fraudulent, deceptive and manipulative practices. This Code of Ethics (the "Code") is based on the principle that the officers, directors and employees of Keeley Asset Management Corp. ("KAMCO"), the investment adviser to the Keeley Small Cap Value Fund, Inc. and the Keeley Funds, Inc. (collectively referred to herein as the "Funds"), and Keeley Investment Corp. ("KIC," and together with KAMCO,
"Keeley"),  distributor  of the  Funds,  have a  fiduciary  duty  to  place  the interests of their clients first, to conduct all personal securities transactions consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility, and to conduct their personal securities transactions in a manner that does not interfere with the portfolio transactions of any advisory client or otherwise take unfair advantage of their relationship to any advisory client. Persons covered by this Code must adhere to this general principle as well as comply with the specific provisions of this Code. Persons covered by this Code, including Supervised Persons (as defined below), are required to comply with all Federal Securities Laws.

II.   DEFINITIONS

      A. "Access Persons" means (i) any Advisory Person of the Funds or KAMCO; or (ii) any employee, director, officer or general partner of KIC who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Covered Securities.

      B.    "Act" means the Investment Company Act of 1940, as amended.

      C. "Advisers Act" means the Investment Advisers Act of 1940, as amended.

      D. "Advisory Client" means any client (including the Funds and managed accounts) for which KAMCO serves as an investment adviser, renders investment advice or makes investment decisions.

      E. "Advisory Person" of the Funds or KAMCO means: (i) any employee, director, officer, general partner of the Funds or KAMCO (or of any company in a control relationship to the Funds or KAMCO) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Funds or KAMCO who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of Covered Securities by an Advisory Client.

      F. "Automatic Investment Plan" means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

      G. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      H. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, by virtue of having a pecuniary interest except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. See Appendix A for examples of situations in which a person covered by the Code will be deemed to have a beneficial interest in a security for purposes of the Code.

      I.    "Board" means the Boards of Directors of the Funds.

      J.    "CCO" means Chief Compliance Officer of the Funds and KAMCO.

      K. "Control" has the same meaning as that set forth in Section 2(a) (9) of the Act.

      L. "Covered Security" means a security defined in Section 2(a)(36) of the Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term instruments, including repurchase agreements; (iii) shares issued by money market funds (iv) shares issued by open-end mutual funds (except for the Funds and any exchange-traded fund); and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, other than the Funds.

      M. "Disinterested Director" means a director of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the Act.

      N. "Federal Securities Laws" means the Securities Act of 1933, the Sarbanes-Oxley Act of 2002, the Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment advisers and any rules adopted thereunder by the SEC or the Department of the Treasury.

      O. "Investment Personnel" means (i) any employee of KAMCO or of the Funds (or any company in a control relations to the Funds or KAMCO) who, in connection with his or her regular function or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Advisory Clients, and (ii) any natural person who controls the Funds or KAMCO and who obtains information concerning recommendations regarding the purchase or sale of securities by Advisory Clients.

      P. "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

      Q. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, 505 or 506 under the Securities Act of 1933.

      R. "Security held or to be acquired" means any (i) Covered Security which, within the most recent 15 days (A) is or has been held by an Advisory Client or (B) is being or has been considered by KAMCO for purchase by an Advisory Client; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

      S. "Supervised Persons" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of KIC or KAMCO, or other person who provides investment advice on behalf of KAMCO and is subject to the supervision and control of KIC or KAMCO.

III.  EXEMPTED TRANSACTIONS

The prohibitions of Section IV of the Code shall not apply to:

      A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

      B. Purchases or sales of securities that are not eligible for purchase or sale by Advisory Clients.

      C. Purchases or sales which are non-volitional on the part of either the Access Person or the managed accounts of KAMCO.

      D.    Purchases that are part of an Automatic Investment Plan.

      E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      F.    Purchases of any non-Covered Security.

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IV.   PERSONAL TRADING REQUIREMENTS

Except in a transaction exempted by Section III. of the Code:

      A. All personal trades for Supervised Persons, or any trade in any account for which the Supervised Person has a Beneficial Ownership, require pre-approval from John L. Keeley, Jr., the Chief Executive Officer of KAMCO (the "CEO") or his designee. Any personal trades by the CEO require the pre-approval of the CEO's designee. All Supervised Persons are required to maintain any account for which the Supervised Person has a Beneficial Ownership at KIC.

            i. In considering whether to pre-approve a trade, the CEO or his designee may authorize a personal trade in a security that is held by any Advisory Client on the same day such securities trade for an Advisory Client, provided that the Advisory
                  Client shall receive the same or better price for the securities.

            ii. Notwithstanding the foregoing, solely for purposes of the requirement to obtain pre-approval under this Section IV.A, transactions by KAMCO Limited Partnership No. 1, KAMCO Performance Limited Partnership and KAMCO Thrift Partners Limited Partnership shall not be considered transactions of a Supervised Person.

      B. Investment Personnel and Supervised Persons shall not purchase an IPO or a Limited Offering, except with the prior written approval of Mr. John L. Keeley, Jr. (or with respect to Mr. Keeley's personal transactions, by KAMCO's General Counsel).

V.    OTHER RESTRICTIONS

      A. No Supervised Person shall accept, from any person who does business with KAMCO, or the Funds, any gift or other gratuity; provided, however, that this provision shall not prohibit the Supervised Person from accepting any item which has a nominal value (i.e., $100 or less), nor shall it prohibit the acceptance of traditional holiday gifts of food or similar items given or made available to all Keeley personnel of a nominal value.

      B. No Supervised Person shall serve as a member of the board of directors of any entity that has a class of securities registered under the Securities Exchange Act of 1934, or whose securities are listed for trading on any stock exchange or are traded or quoted in the over-the-counter market, unless the CCO shall specifically pre-approve such service.

      C. Trading securities on the basis of material, nonpublic information or improperly communicating such information to others -- may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years' imprisonment. The SEC may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit windfall, and/or issue an order permanently barring any person engaging in insider trading from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations.

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            Any such violation  constitutes grounds for disciplinary  sanctions,
            including   dismissal  and/or  referral  to  civil  or  governmental
            authorities for possible civil or criminal prosecution. A copy of KAMCO's Insider Trading Policy is attached to this Code as Exhibit A.

VI.   REPORTING

The following provisions of this Section VI do not apply to transactions effected for, and Covered Securities held in, any account over which such person has no direct or indirect influence or control.

      A. Every Access Person shall direct all brokers with whom he/she maintains an account or transacts brokerage business to supply to Keeley's Legal Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions and, and to the extent necessary, copies of periodic statements for all securities accounts. Copies of these statements are made available to the CCO. The CCO shall review the trading activities of all Access Persons.

      B. Upon commencement of employment, or, if later, at the time he or she becomes an Access Person (and no later than ten days after the person becomes an Access Person), each such Access Person shall provide the Legal Department with a report that discloses (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

            (i) The name, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when he or she became an Access Person;

            (ii) The name of any broker, dealer or bank with which the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the date he or she became an Access Person; and

            (iii) The date of the report.

      C. Annually thereafter, each Access Person shall provide the CCO with a report that discloses the following information (current as of a date no more than 30 days before the report is submitted):

            (i) The name, number of shares and principal amount of each security in which the Access Person had any direct or indirect Beneficial Ownership;

            (ii) The name of any broker, dealer or bank with which the Access Person maintains an account in which securities were held for the direct or indirect benefit of the Access Person; and

            (iii) The date the report is submitted.

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

            However, an Supervised Person shall not be required to make a report with respect to securities held in any account over which such Supervised Person does not have any direct or indirect influence or control.

            In addition,  each  Supervised  Person shall  annually  complete the certification contained in Appendix B indicating that all transactions in any security in which such Supervised Person has, or by reason of such transaction has acquired, any direct or indirect Beneficial Ownership have been pre-cleared by the CEO or his designee and effected in accordance with the Code. If an Supervised Person had no transactions during the year, such Supervised Person shall so advise the General Counsel.

      D. Any report filed pursuant to this Section of the Code may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      E. Sections A through D and F shall not apply to any Disinterested Director, and for purposes of this Section VI, a Disinterested Director need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director or trustee, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by an Advisory Client or was being considered for purchase or sale by an Advisory Client.

      F. Each Supervised Person shall immediately: i) identify to Keeley's Legal Department each new brokerage or other account in which the person has a beneficial interest and ii) instruct the broker or custodian to that account to deliver to the attention of Keeley's Legal Department duplicate confirmations of all securities transactions and/or duplicate brokerage statements for such accounts. In the case of refusal or similar inability of a broker or a custodian to furnish duplicate confirmations and/or account statements, then the Supervised Person will be permitted, at the discretion of Keeley's Legal Department, to furnish exact copies of transaction confirmations and/or account statements.

VII.  REPORTS TO THE BOARD

At least annually, the Funds and Keeley shall provide the Board, and the Board shall consider, a written report that:

      A. Describes any issues arising under this Code or the related procedures instituted to prevent violation of this Code since the last report to the board, including, but not limited to, information about material violations of this Code or such procedures and sanctions imposed in response to such violations; and

      B.    Certifies  that  the  Funds  and  Keeley  have  adopted   procedures
            reasonably necessary to prevent Access Persons from violating this Code.

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

In addition to the written report otherwise required by this section, all material violations of this Code and any sanctions imposed with respect thereto shall be periodically reported to the Board.

VIII. CONFIDENTIALITY OF TRANSACTIONS AND INFORMATION

Every Access Person shall treat as confidential information the fact that a security is being considered for purchase or sale by an Advisory Client, the contents of any research report, recommendation or decision, whether at the preliminary or final level, and the holdings of an Advisory Client and shall not disclose any such confidential information without prior consent from Keeley's Legal Department. Notwithstanding the foregoing, with respect to the Funds, the holdings of the Funds shall not be considered confidential after such holdings have been disclosed in a public report to shareholders or to the SEC.

IX.   REPORTING VIOLATIONS

It is the responsibility of each Supervised Person promptly to report to Keeley's Legal Department and the CCO any violation or apparent violation of this Code by any Supervised Person.

X.    SANCTIONS

Upon discovering a violation of this Code, the Funds and/or KAMCO, as the case may be, may impose such sanctions as it deems appropriate, including, without limitation, a letter of censure or suspension or termination of the employment of the violator.

XI.   CERTIFICATION OF COMPLIANCE

KAMCO will ensure that each Access Person is provided with a copy of this Code and any amendments thereto. Each Access Person shall complete the certification contained in Appendix C indicating he or she has received the Code, and has read and understands this Code. Such certifications shall be made (a) at the time a person becomes an Access Person, (b) with respect only to Supervised Persons, annually, and (c) with respect only to Supervised Persons, at any time this Code is materially amended.

XII.  RECORDKEEPING

The Funds and Keeley shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the Act and shall be available for examination by representatives of the SEC.

      A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

      B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

      C. A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

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

      D. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;

      E. A copy of each written report to the Board shall be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

      F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an initial public offering or a private placement, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.

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

                                                                      Appendix A

                        EXAMPLES OF BENEFICIAL OWNERSHIP

      You will be deemed to have a beneficial interest in a security for purposes of the Code in the circumstances listed below.

      1. Securities held by you for your own benefit, whether such securities are in bearer form, registered in your own name, or otherwise;

      2. Securities held by others for your benefit (regardless of whether or how such securities are registered), such as, for example, securities held for you by custodians, brokers, relatives, executors, or administrators;

      3. Securities held by a pledgee for your account;

      4. Securities held by a trust in which you have an interest. A remainder interest will confer beneficial ownership only if you have power to exercise or share investment control over the trust.

      5. Securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an interest in the trust.

      6. Securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or share investment control;

      7. Securities held by any non-public partnership in which you are a partner to the extent of your interest in partnership capital or profits;

      8. Securities held by a personal holding company controlled by you alone or jointly with others;

      9. Securities held in the name of your spouse unless legally separated, or in the name of you and your spouse jointly;

      10. Securities held in the name of your minor children or in the name of any immediate family member of you or your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household;

      11. Securities held in the name of any person other than you and those listed in paragraphs (9) and (10), above, if by reason of any contract, understanding, relationship, agreement, or other arrangement you obtain benefits substantially equivalent to those of ownership;

      12. Securities held in the name of any person other than you, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (11), above), if you can vest or revest title in yourself.

                                                                      Appendix B

         KEELEY ASSET MANAGEMENT CORP., KEELEY INVESTMENT CORP., KEELEY
                SMALL CAP VALUE FUND, INC., AND KEELEY FUNDS INC.

                          (Effective December 6, 2007)

                       ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with all of the requirements of the Code of Ethics (the "Code"), for the year ended December 31, 20__. Pursuant to the Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code, except as described below (if no exceptions apply, please initial below where indicated; if exceptions apply, please describe below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

Date:_____________
                                   ____________________________
                                   Signature

                                   ____________________________
                                   Print Name

No exceptions to the above statement: (INITIAL) _______.
Exceptions (describe):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                      Appendix C

         KEELEY ASSET MANAGEMENT CORP., KEELEY INVESTMENT CORP., KEELEY
                SMALL CAP VALUE FUND, INC., AND KEELEY FUNDS INC.

                          (Effective December 6, 2007)

                   Acknowledgment of Receipt of Code of Ethics

      I have received, read and understand this Code of Ethics.

      I understand that any violation will be taken seriously by Keeley and may result in severe disciplinary action, including termination.

______________________________                   _______________________________
Signature                                        Date

______________________________
Name

                                    EXHIBIT A

                             INSIDER TRADING POLICY

Keeley prohibits any officer, director, employee or associate of Keeley, or any person working under a separate agreement, from trading, either personally or on behalf of others, on the basis of (i.e., while aware) material, nonpublic information. This prohibition extends to the communication of material, non-public information to others.

This policy must be read and retained by every officer, director, employee and associate of Keeley, its subsidiaries and affiliates. The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the policy in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this policy to the General Counsel or his delegate, who shall be responsible for monitoring and enforcing this Insider Trading Policy. You also must notify the General Counsel or his delegate immediately if you have any reason to believe that a violation of this policy has occurred or is about to occur. Insider Trading is a term that is used to refer to the trading of securities on the basis of material, non-public information (regardless of whether one is an "insider") or communicating the information to others.

Material Information. Information is material if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities, regardless of whether the information is related directly to their business. The disclosure of omitted facts would have been viewed by a reasonable investor as having significantly altered the total mix of information available is also considered material. Material information may include, but is not limited to, dividend changes, earning results, changes in previously released earning estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

However, material information does not have to relate to a company's business. Material information may relate to the market for a company's securities such as information about a prospective tender offer, a merger or acquisition, a prospective block trade, a prospective private placement or public offering, an impending stock dividend or stock split or a proposed recapitalization. This may also include communication to others of prepublication information.

Non-Public Information is defined as information that has not been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones News Service or the Wall Street Journal or other such publications of general circulation. One must be able to point to some tangible fact to show that the information is generally public. Information obtained by word-of-mouth or through rumors would not necessarily be public. Information that is known only inside a company or to a limited number of outsiders, such as accountants, bankers, financial advisers or attorneys is not public.

Special care should be given to contacts with public companies as part of research efforts. KAMCO may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information. However, in the course of compiling this information, should an officer, director, employee or associate of Keeley or its affiliates become aware of material non-public information such person should immediately contact KAMCO's General Counsel or his delegate. This could happen, for example, if a company's CFO prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of news to a handful of investors. To protect yourself, your clients and Keeley, you should contact the General Counsel or his delegate immediately if you believe that you are aware of material, non-public information.

Identifying inside information. In order to be "inside information," information must not only be material and non-public, it must be information about a security or issuer that was (i) acquired in violation of a duty to keep the information confidential, or (ii) misappropriated. For example, if an officer of an issuer breaches his duty to the issuer and conveys information that should have been kept confidential, that information is "inside information," even if you learn it third- or fourth-hand. In contrast, a conclusion drawn by a securities analyst from publicly-available information is not inside information, even if the analyst's conclusion is both material and non-public.

Deciding whether information that is material and non-public is "inside" information is often difficult. For that reason, Keeley's policies are triggered once you become aware of material, non-public information, whether or not the information is "inside" information that will result in trading restriction.

Trading restrictions. Before executing any trade for yourself or others, including investment companies or private accounts managed by Keeley, if you think you are aware of material, non-public information, you should take the following steps:

      i. Report the information and proposed trade immediately to the General Counsel or his delegate.

      ii. Do not purchase or sell the securities on behalf of yourself or others, including the private accounts managed by Keeley until the General Counsel has made a determination as to the need for trading restrictions.

      iii. Do not communicate the information inside or outside Keeley (other than to the General Counsel or his delegate).

      iv. After the General Counsel or his delegate has reviewed the issue, the General Counsel will determine whether the information is material and non-public and, if so, whether any trading restrictions apply and what action, if any, Keeley should take.

      You should consult with the General Counsel or his delegate before taking any action. This degree of caution will protect you, our clients and Keeley.

Tender offers. Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" on the basis of material, non-

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

public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Keeley's employees and others subject to this policy should exercise particular caution any time they become aware of non-public information relating to a tender offer.

Procedures. The following procedures have been established to aid the members, officers and employees of Keeley in avoiding insider trading, and to aid Keeley in preventing, detecting and imposing sanctions against insider trading. Every member, officer and employee of Keeley must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the General Counsel or his delegate.

(a) Personal Securities Transactions: All personal securities transactions are subject to the Code of Ethics.

(b) High-Risk Trading Activities: Certain high-risk trading activities, if used in the management of a member, officer or employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the duration of the transaction. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Members, officers and employees should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each member, officer and employee to Keeley may heighten those risks. For example, if Keeley becomes aware of material, non-public information about the issuer of the underlying securities, Keeley personnel may find themselves "frozen" in a position in a derivative security. Keeley will not bear any losses resulting in personal accounts through the implementation of this policy.

(c) Restrictions on disclosures ("Chinese Walls"): Members, officers and employees shall not disclose any non-public information (whether or not it is material) relating to Keeley or its securities transactions to any person outside Keeley (unless such disclosure has been authorized).

(d) Do not communicate: Material, non-public information may not be communicated to anyone, including persons within Keeley. Conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

(e) Security: Material, non-public information must be secured. For example, access to files containing material, non-public information and computer files containing such information should be restricted, including by maintenance of such materials in locker cabinets, or through the use of passwords or other security devices for electronic data.

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